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Exhibit 10.5

        Effective Date: May 5, 2004

NON-STATUTORY STOCK OPTION

Granted by

Vistula Communications Services, Inc.

Under the

2004 Stock Incentive Plan

        For valuable consideration, the receipt of which is hereby acknowledged, Vistula Communications Services, Inc., a Delaware corporation (hereinafter together with its subsidiaries, where the context permits, referred to as the "Company"), hereby grants to the Holder named in Schedule A attached hereto the following Non-Statutory Stock Option (the "Option"):

        Section 1.    Grant of Option.    Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"). Schedule A attached hereto and hereby incorporated herein sets forth, with respect to this Option, (i) its expiration date, (ii) its exercise price per share, (iii) the maximum number of shares that the Holder may purchase upon exercise hereof, and (iv) the vesting schedule. It also sets forth applicable conditions that the Company may wish to incorporate herein. This Option shall terminate in all respects, and all rights and options to purchase shares hereunder shall terminate, ten years from the Effective Date set forth above. The right to purchase shares hereunder shall be cumulative.

        Section 2.    Exercise of Option.    This Option may be exercised only to the extent such Option has vested pursuant to the terms of Section 1. Purchase of any shares hereunder shall be made by delivery to the Company of a written notice of exercise specifying the number of shares with respect to which the Option is to be exercised and the address to which the certificate representing such shares is to be mailed, accompanied by:

            (i)  cash, certified or bank check or postal money order payable to the order of the Company for an amount equal to the Option price of such shares;

           (ii)  with the consent of the Company, shares of Common Stock of the Company which (a) either have been purchased by the Holder on the open market, or (b) have been beneficially owned by the Holder for a period of at least six months and are not then subject to restriction under any Company plan ("mature shares"); such surrendered shares shall have a fair market value equal to or less than the Option price of such shares and shall be accompanied by cash or a certified or bank check or postal money order in an amount equal to the difference, if any, between the Option price of such shares and the fair market value of such shares;

          (iii)  with the consent of the Company, a personal recourse note issued by the Holder to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion, provided that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended;

          (iv)  with the consent of the Company, if the class of Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act") at that time, subject to rules as may be established by the Board of Directors of the Company (the "Board"), irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price;

           (v)  with the consent of the Company, instructions to reduce the number of shares otherwise issuable to the Holder upon the exercise of the Option by a number of shares of Common Stock having a fair market equal to the aggregate exercise price; provided, however, that the Holder otherwise owns an equal number of mature shares; or

          (vi)  with the consent of the Company, a combination of (i), (ii), (iii), (iv) and/or (v).

        For the purpose of the foregoing, the fair market value of the shares of Common Stock which may be delivered to the Company upon exercise of the Option shall be determined in accordance with procedures adopted by Board.

        Section 3.    Conditions and Limitations.    As a condition precedent to any exercise of this Option, the Holder (or if any other individual or individuals are exercising this Option, such individual or individuals) shall deliver to the Company an investment letter in form and substance satisfactory to the Company and its counsel which shall contain, among other things, a statement in writing to the following effects (to the extent then applicable): (i) that the Option is then being exercised for the account of the Holder and only with a view to investment in, and not for, in connection with or with a view to the disposition of, the shares with respect to which the Option is then being exercised; (ii) that the Holder acknowledges that the rights of first refusal and repurchase set forth in Section 9 hereof apply to such shares; (iii) that the Holder has been advised that Rule 144 of the Securities and Exchange Commission (the "Commission"), which permits the resale, subject to various terms and conditions, of small amounts of "restricted securities" (as therein defined) after they have been held for one year, does not now apply to the Company because the Company is not now required to file, and does not file, current reports under the Exchange Act, nor is there publicly available information concerning the Company substantially equivalent to that which would be available if the Company were required to file such reports; (iv) that the Holder understands that there is no assurance that the Company will ever become a reporting company under the Exchange Act and that the Company has no obligation to the Holder to do so; (v) that the Holder and Holder's representatives have fully investigated the Company and the business and financial conditions concerning it and have knowledge of the Company's then current corporate activities and financial condition; and (vi) that the Holder believes that the nature and amount of the shares being purchased are consistent with Holder's investment objectives, abilities and resources. The restrictions imposed by this Section and any investment representation made pursuant to this Section shall be inoperative upon the registration with the Commission of the stock subject to this Option or acquired through the exercise of this Option under the Securities Act of 1933, as amended (the "Securities Act").

        The Holder also agrees for a period of up to 180 days from the effective date of any registration of securities of the Company under the Securities Act, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of this Option, without the prior written consent of the Company and such underwriters.

        Section 4.    Delivery of Shares.    Within a reasonable time following the receipt by the Company of the written notice and payment of the Option price for the shares to be purchased thereunder and, if applicable, the investment letter referred to in Section 3, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this Option, to such individual or individuals) at the address specified pursuant to Section 2 hereof a certificate or certificates for the number of shares with respect to which the Option is then being exercised, registered in the name of the Holder (or the name or names of the individual or individuals exercising the Option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the Option shall prescribe in writing to the Company); provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent or the Company shall have deposited such certificate or certificates in the United States mail, addressed to the Holder (or such individual or individuals) at the address so specified; and provided further that if any law, regulation or order of the Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this Option) to take any action in connection with the sale of the shares then being purchased, then, subject to the other provisions of this paragraph, the date on which such sale shall be deemed to have occurred and the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action.

        Section 5.    Adjustments Upon Changes in Capitalization.    The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this Option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Option, for the same aggregate cash consideration, the same total number and class of shares that the owner of an equal number of outstanding shares of Common Stock would own as a result of the event requiring the adjustment.

        Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Option.

        Section 6.    Effect of Certain Transactions.    If the Company is a party to a merger or reorganization with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a "Transaction"), in any case while this Option remains outstanding:

            (i)  after the effective date of such Transaction this Option shall remain outstanding and shall be exercisable in shares of Common Stock or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such Transaction;

           (ii)  the Board may accelerate the time for exercise of this Option, so that from and after a date prior to the effective date of such Transaction this Option shall be exercisable in full;

          (iii)  this Option may be cancelled by the Board as of the effective date of the Transaction, provided that (a) notice of such cancellation shall have been given to the Holder and (b) the Holder shall have the right to exercise this Option to the extent the same is then exercisable or, if the Board shall have accelerated the time for exercise of this Option, in full during the thirty-day period preceding the effective date of the Transaction; or

          (iv)  in the event of a Transaction under the terms of which holders of Common Stock of the Company receive upon consummation thereof a cash payment for each share surrendered (the

  "Transaction Price"), the Holder shall be provided a cash payment equal to the difference between (a) the Transaction Price times the number of shares of Common Stock subject to this Option (to the extent the exercise price is not in excess of the Transaction Price) and (b) the aggregate exercise price of all such shares of Common Stock subject to this Option, in exchange for the termination of this Option.

        Section 7.    Rights of Holder.    No person shall, by virtue of the granting of this Option to the Holder, be deemed to be a holder of any shares purchasable under this Option or to be entitled to the rights or privileges of a holder of such shares unless and until this Option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this Option.

        The granting of this Option shall not impose upon the Company any obligations to continue the Holder's services to the Company; and the right of the Company to terminate the services of the Holder shall not be diminished or affected by reason of the fact that this Option has been granted to the Holder.

        At all times while any portion of this Option is outstanding, the Company shall: reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this Option; comply with the terms of this Option promptly upon exercise of the Option rights; and pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this Option.

        Section 8.    Transfer and Termination.    This Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Holder may transfer or assign that portion of this Option which entitles the Holder to purchase 200,000 shares of Common Stock to MRS Partners LLC ("MRS Partners"); provided, that, this Option has, at the time of such transfer or assignment, vested with respect to at least 200,000 shares of Common Stock. In the event of the transfer or assignment of a portion of this Option to MRS Partners as provided herein, the Company shall issue a new Option to MRS Partners with respect to such 200,000 shares of Common Stock which shall be fully vested and this Option shall be modified so as to apply only to the remaining shares of Common Stock subject to this Option. The Company shall issue a new form of this Option reflecting such modifications to the Holder. Any transferee or assignee of this Option (or a portion thereof) shall be subject to all of the terms and conditions applicable to this Option (and the shares issuable upon exercise of this Option) immediately prior to the transfer or assignment and shall be subject to any conditions prescribed by the Board or the Committee with respect to this Option (or the shares issuable upon exercise of this Option). In particular, and without limiting the generality of the foregoing, the termination of employment, retirement or death of the Holder shall continue to determine the term and time of exercise of the Option (and any portion thereof transferred or assigned to MRS Partners).

        This Option is exercisable, during the Holder's lifetime, only by the Holder and, with respect to any portion of the Option which is transferred or assigned to MRS Partners, MRS Partners, and only while the Holder is providing services to the Company, except that in the event that the Holder's services to the Company terminate for any reason other than death, disability or termination for cause, the Holder shall have the right to exercise this Option (and MRS Partners shall have the right to exercise that portion of this Option transferred or assigned to MRS Partners) within a period of sixty days after said termination (but not later than the expiration date of this Option) with respect to the shares which were purchasable by the Holder or MRS Partners, as the case may be, by exercise of this Option (and that portion of this Option transferred or assigned to MRS Partners) at the time of such termination of services.

        In the event of the Long-Term Disability, as defined in Section 8 of the Amended and Restated Employment and Noncompetition Agreement dated May 5, 2004 (the "Employment Agreement"), by and among the Holder, the Company and Vistula USA, Inc., a wholly owned subsidiary of the Company (the "Employer") or the death of the Holder prior to termination of the Holder's services to the Company or the Employer and before the date of expiration of this Option, the Holder, or in the event of death, his executors, administrators, heirs or legatees, as the case may be, shall have the right to exercise this Option (and MRS Partners shall have the right to exercise any portion of this Option transferred or assigned to MRS Partners) at any time within one year after said disability or death (but not after the termination date of this Option) with respect to the shares which were purchasable by the Holder and MRS Partners at the date of the Holder's disability or death.

        If the Holder's services to the Company or the Employer are terminated by the Company or the Employer for Cause, as defined in Section 8 of the Employment Agreement, this Option (and any portion of this Option transferred or assigned to MRS Partners) shall immediately terminate and shall thereafter be of no further force and effect. The Board shall have sole authority and discretion to determine whether the Holder's services have been terminated for Cause.

        Section 9.    Right of First Refusal.    Prior to the effective date of a registration statement under the Securities Act covering any shares of the Company's Common Stock and until such time as the Company shall have affected a public offering of its Common Stock, in the event that, at any time when the Holder (which term for purposes of this Section 9 shall mean the Holder and his executors, administrators and any other person to whom this Option may be transferred by will or the laws of descent and distribution and, if a portion of this Option is transferred or assigned to MRS Partners, MRS Partners) is permitted to do so, the Holder desires to sell, assign or otherwise transfer any of the shares issued upon the exercise of this Option, the Holder shall first offer such shares to the Company by giving written notice of the Holder's desire so to sell, assign or transfer such shares. The notice shall state the number of shares offered, the name of the person or persons to whom it is proposed to sell, assign or transfer such shares and the price at which such shares are intended to be sold, assigned or transferred. Such notice shall constitute an offer to the Company for the Company to purchase the number of shares set forth in the notice at a price per share equal to the price stated therein. The Company may accept the offer as to all, but not less than all, such shares by notifying the Holder in writing within 30 days after receipt of such notice of its acceptance of the offer. If the offer is accepted, the Company shall have 60 days within which to purchase the offered shares at a price per share as aforesaid. If within the applicable time periods the Holder does not receive notice of the Company's intention to purchase the offered shares, or if payment in full of the purchase price is not made by the Company, the offer shall be deemed to have been rejected and the Holder may transfer title to such shares within 90 days from the date of the Holder's written notice to the Company of the Holder's intention to sell, but such transfer shall be made only to the proposed transferee and at the proposed price as stated in such notice and after compliance with any other provisions of this Option applicable to the transfer of such shares. Shares that are so transferred to such transferee shall remain subject to the rights of the Company set forth in this Section 9. No sale, assignment, pledge or transfer of any of the shares covered by this Option shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Section 9 have been duly complied with, and the Company may inscribe on the face of any certificate representing any of such shares a legend referring to the provisions of this Section 9. If any transfer of shares is made or attempted in violation of the foregoing restrictions, or if shares are not offered to the Company as required hereby, the Company shall have the right to purchase such shares from the owner thereof or his transferee at any time before or after the transfer, as herein provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

        For purposes of the Right of First Refusal pursuant to this Section 9, the term "shares" shall mean any and all new, substituted or additional securities or other property issued to the Holder, by reason of his ownership of Common Stock pursuant to the exercise of this Option, in connection with any stock dividend, liquidating dividend, stock split or other change in the character or amount of any of the outstanding securities of the Company, or any consolidation, merger or sale of all or substantially all of the assets of the Company.

        Any certificate representing shares of stock subject to the provisions of this Section 9 may have endorsed thereon one or more legends, substantially as follows:

            (i)  "Any disposition of any interest in the securities represented by this certificate is subject to restrictions, and the securities represented by this certificate are subject to certain options, contained in a certain agreement between the record holder hereof and the Company, a copy of which will be mailed to any holder of this certificate without charge upon receipt by the Company of a written request therefor."

           (ii)  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that such registration is not required."

        The restrictions imposed by this Section 9 shall terminate in all respects upon the effective date of a registration statement under the Securities Act covering the Company's Common Stock.

        Section 10.    Notice.    Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the Company, 40 Portman Square, 4th Floor, London W1H 6LT, attention of Chief Executive Officer, or such other address as the Company may hereafter designate with a copy to Paul Bork, Esq., Foley Hoag LLP, 155 Seaport Boulevard, Boston, MA 02210.

        Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

        Section 11.    Withholding of Taxes.    The Holder hereby agrees that the Company may withhold from amounts due to the Holder from the Company the appropriate amount of federal, state and local withholding taxes attributable to the Holder's exercise of this Option.

        At the Holder's election, the amount required to be withheld may be satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of this Option a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due with respect to such exercise, or (ii) transferring to the Company a sufficient number of mature shares of Common Stock with an aggregate fair market value that would satisfy the minimum withholding amount due.

        The Holder further agrees that, if the Company does not withhold an amount due to the Holder from the Company sufficient to satisfy the Company's withholding obligation, the Holder will reimburse the Company on demand, in cash, for the amount underwithheld.

        Section 12.    Government and Other Regulations; Governing Law.    This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof. Without limiting the generality of the foregoing, the Company shall not be obligated to issue any such shares if in the Company's sole judgment to do so would cause the Company or such issue not to be in compliance with the requirements of Rule 504 promulgated under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this Option or the issuance of shares pursuant hereto to comply with any such law, regulation, order or provision.

        This Option is and shall be subject in every respect to the provisions of the Company's 2004 Stock Incentive Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The Holder hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Committee or the Board shall be final, binding and conclusive upon the Holder and his heirs and legal representatives.

        This Option shall be governed by and construed in accordance with the laws of the State of Delaware.

        Section 13.    Effective Date.    This Option shall be effective on the Effective Date set forth on page 1 hereof.

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        IN WITNESS WHEREOF, the parties have executed this Option, or caused this Option to be executed, as of the Effective Date.

Vistula Communications Services, Inc.
	By:	/s/ RUPERT GALLIERS-PRATT
Acknowledged and accepted:
/s/ MARK SCULLY Holder

SCHEDULE A
Vistula Communications Services, Inc.
Non-Statutory Stock Option Granted Under the
2004 Stock Incentive Plan

1.	Name of Holder:	Mark Scully
2.	Date of Grant:	May 5, 2004
3.	Maximum Number of shares for which this Option is exercisable:	1,250,000
4.	Exercise (purchase) price per share:	$0.10
5.	Expiration Date of Option:	May 5, 2009
6.	Vesting Schedule:	250,000 shares shall be vested upon grant;
		250,000 shares on June 30, 2004;
		250,000 shares on September 30, 2004;
		250,000 shares on December 31, 2004; and
		250,000 shares on March 31, 2005.
7.
	All shares purchased upon exercise of this Option are subject to the rights of the Company to repurchase such shares as set forth in Section 9 of the Option, to the lockup agreement set forth in Section 3 of the Option and to the other terms of the Option and Plan.
8.
	Acceleration of Vesting Upon Change in Control: Notwithstanding the foregoing, the vesting of shares hereunder shall accelerate and this Option shall become fully vested upon a Change in Control of the Company, provided that the Holder is an employee of the Company at the time of the Change in Control. For purposes of this Option, a "Change in Control" shall be deemed to occur if the Company engages in a merger or consolidation under circumstances in which the Company is not the surviving or resulting corporation and the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least 50% of the voting power of the surviving or resulting corporation, as the case may be.

Acknowledged and accepted:

Vistula Communications Services, Inc.
	By:	/s/ RUPERT GALLIERS-PRATT
Acknowledged and accepted:
/s/ MARK SCULLY Holder

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  Exhibit 10.5
NON-STATUTORY STOCK OPTION